Exhibit 13



                          INDEPENDENT AUDITORS' CONSENT
                          -----------------------------


Board of Directors
The Travelers Insurance Company:


We consent to the use of our reports included herein or incorporated by reference herein, and to the reference to our firm under the headings "Condensed Financial Information" and as experts under the heading "Independent Accountants". Our reports covering the December 31, 2001 financial statements and schedules of The Travelers Insurance Company and subsidiaries refer to the changes in accounting for derivative instruments and hedging activities and for securitized financial assets in 2001.


/s/KPMG LLP
Hartford, Connecticut
April 26, 2002